Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Altria Group Inc. of our report dated August 4, 2014 relating to the consolidated financial statements of SABMiller plc, which appears in Altria Group Inc.’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

October 30, 2014